SIXTH AMENDMENT TO CREDIT
                       AND GUARANTY AGREEMENT


      THIS SIXTH AMENDMENT, dated as of October 15, 1998 (this "Amendment") to the Existing Credit Agreement referred to below is among IMO INDUSTRIES INC., a Delaware corporation (the "Borrower"), II ACQUISITION CORP., a Delaware corporation (the "Parent") and the Lenders (as defined below) parties hereto.


                        W I T N E S S E T H:

      WHEREAS, the Borrower, the Parent, certain financial institutions from time to time parties thereto (collectively, the "Lenders"), The Bank of Nova Scotia, as the Administrative Agent and NationsBanc Capital Markets, Inc., as the Syndication Agent have entered into the Credit and Guaranty Agreement, dated as of August 29, 1997 (as amended, supplemented, amended and restated or otherwise modified prior to the date hereof, the "Existing Credit Agreement" and, as amended by, and together with, this Amendment, the "Credit Agreement"); and

      WHEREAS, the Borrower and the Parent have requested that the Existing Credit Agreement be amended in certain respects, and the Lenders have agreed to amend the Existing Credit Agreement subject to the terms and conditions of this Amendment;

      NOW, THEREFORE, in consideration of the premises and the other provisions herein contained, the parties hereto hereby agree as follows.


                               PART I
                             DEFINITIONS

      SUBPART I.1. Use of Defined Terms. Unless otherwise defined herein or the context otherwise requires, terms used in this Amendment, including its preamble and recitals, have the meanings set forth in the Existing Credit Agreement.



                               PART II
                            AMENDMENTS TO
                    THE EXISTING CREDIT AGREEMENT

      Effective upon (and subject to) the occurrence of the Sixth Amendment Effective Date (as defined in Subpart 3.1), certain terms and provisions of the Existing Credit Agreement are hereby amended in accordance with this Part. Except as so amended or modified by this Amendment, the Existing Credit Agreement shall continue in full force and effect in accordance with its terms.

      SUBPART II.1. Amendments to Article I. Article I of the Existing Credit Agreement is hereby amended in accordance with Subparts 2.1.1 and 2.1.2.

      SUBPART II.1.1. Section 1.1 of the Existing Credit Agreement is hereby amended by inserting the following definitions in the appropriate alphabetical order:

           "Amendment No. 6" means the Sixth Amendment, dated as of October 14, 1998, to this Agreement among the Borrower, the Parent and the Lenders parties thereto.

           "Sixth Amendment Effective Date" is defined in Subpart 3.1 of Amendment No. 6.

      SUBPART II.1.2. Section 1.1 of the Existing Credit Agreement is hereby further amended by amending the definition of "Permitted Amount" in its entirety to read as follows:

           "Permitted Amount" means in the case of (a) the permitted maximum amount of Revolving Loans which may be applied by the Borrower to purchase outstanding Senior Subordinated Notes "put" to the Borrower pursuant to the "put" provision contained in the Senior Subordinated Notes in the event of a Change of Control (as defined therein) pursuant to the terms of
      Section 4.10, $40,000,000, (b) the permitted maximum aggregate amount of Revolving Loans which may be applied from time to time by the Borrower to open market purchases or redemptions of outstanding Senior Subordinated Notes pursuant to the terms of Section 4.10 (whether or not the Borrower has repaid or prepaid Revolving Loans subsequent to the date such Revolving Loans were made (even if all Revolving Loans are repaid or prepaid in full on any given date)), the sum of (i) $85,000,000 (payable in respect of the face amount of Senior Subordinated Notes purchased or redeemed) plus (ii) an amount (referred to as the "Additional Amount") payable in respect of any premium over the face amount of the Senior Subordinated Notes purchased or redeemed by it in the open market (with the payment of such Additional Amount being in all events subject to the terms of clause (iv) of Section 4.10), (c) the permitted maximum amount of Revolving Loans which may be applied by the Borrower to make intercompany loans to Non-U.S. Subsidiaries to refinance existing Indebtedness of such Non-U.S. Subsidiaries, $25,000,000, and (d) guarantees by the Borrower of Indebtedness of Non-U.S. Subsidiaries, in an amount not to exceed $20,000,000; provided, however, that the sum of clauses (a), (b), (c) and
      (d) above shall not at any time exceed $85,000,000 plus (in the case of clause (b) only), the Additional Amount.

      SUBPART II.2. Amendment to Article IV. Clause (iv)(B) of Section 4.10 of the Existing Credit Agreement is hereby amended by (i) deleting the figure "$75,000,000" in such clause, and inserting the figure "$85,000,000" in its place, (ii) deleting the percentage "115%" in such clause, and inserting the percentage "114%" in its place and (iii) amending the final proviso in such clause in its entirety to read as follows:

      "provided, further, that on a pro forma basis after giving effect to each Subordinated Debt Refunding and the aggregate amount of Revolving Loans used to make intercompany loans to Non-U.S. Subsidiaries, the Borrower must maintain availability under the Revolving Loan Commitment of not less than for all periods prior to the Sixth Amendment Effective Date, the amount required by this Agreement before giving effect to the Sixth Amendment, (B) $10,000,000 for the period from the Sixth Amendment
      Effective Date through (and including) the 60th day thereafter, (C) $15,000,000 from the 61st day through (and including) the 90th day subsequent to the Sixth Amendment Effective Date, and (D) $20,000,000 on each day thereafter."

      SUBPART II.3. Amendment to Article VII. Clause (b)(ii) of Section 7.2.6 of the Existing Credit Agreement is hereby amended by deleting the figure
"$75,000,000" in such clause and inserting the figure "$85,000,000" in its place.


                              PART III
                     CONDITIONS TO EFFECTIVENESS

      SUBPART III.1. This Amendment shall become effective on the date (the "Sixth Amendment Effective Date") that the Administrative Agent delivers a notice to the Borrower stating that all of the following conditions have been satisfied to the satisfaction of the Administrative Agent.

      SUBPART III.1.1. Execution of Counterparts. The Administrative Agent shall have received copies of this Amendment, duly executed and delivered by the Borrower, the Parent and the Required Lenders.

      SUBPART III.1.2. Affirmation and Consent. The Administrative Agent shall have received an affirmation and consent in form and substance satisfactory to it, duly executed and delivered by the Parent and each other Guarantor.

      SUBPART III.1.3. Satisfactory Legal Form. All documents executed or submitted pursuant hereto shall be satisfactory in form and substance to the Administrative Agent and its counsel. The Administrative Agent and its counsel shall have received all information and such counterpart originals or such certified or other copies or such materials, as the Administrative Agent or its counsel may reasonably request, and all legal matters incident to the transactions contemplated by this Amendment shall be satisfactory to the Administrative Agents and its counsel.


                               PART IV
                   REPRESENTATIONS AND WARRANTIES

      In order to induce the Lenders to enter into this Amendment, the Borrower and the Parent represent and warrant to the Administrative Agent, each Issuer and each Lender as set forth in this Part.

      SUBPART IV.1. Compliance with Warranties. The representations and warranties set forth herein, in Article VI of the Credit Agreement and in each other Loan Document delivered in connection herewith or therewith are true and correct in all material respects with the same effect as if made on and as of the date hereof (unless stated to relate solely to an earlier date, in which case they were true and correct as of such earlier date).

      SUBPART IV.2. Due Authorization, Non-Contravention, etc. The execution, delivery and performance by the Borrower, the Parent and the Guarantors of this Amendment and other documents delivered pursuant hereto are within the Borrower's, the Parent's and the Guarantors' corporate powers, have been duly authorized by all necessary corporate action, and do not (i) contravene either the Borrower's, the Parent's or the Guarantors' Organic Documents, (ii) contravene or result in a default under any contractual restriction, law or governmental regulation or court decree or order binding on or affecting either the Borrower, the Parent or the Guarantors, or (iii) result in, or require the creation or imposition of, any Lien (except as contemplated in or created by the Loan Documents).

      SUBPART IV.3. Validity, etc. This Amendment has been duly executed and delivered by the Borrower and the Parent and constitutes the legal, valid and binding obligation of the Borrower and the Parent enforceable in accordance with its terms, subject as to enforcement to bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and to general principles of equity, regardless of whether enforcement is sought in a proceeding at law or in equity.

      SUBPART IV.4. Compliance With Existing Credit Agreement. As of the Sixth Amendment Effective Date, and both before and after giving effect to the terms of this Amendment, no Default has occurred and is continuing.



                               PART V
                      MISCELLANEOUS PROVISIONS

      SUBPART V.1. Ratification of and Limited Amendment to the Credit Agreement. This Amendment shall be deemed to be an amendment to the Existing Credit Agreement, and the Existing Credit Agreement, as amended hereby, is hereby ratified, approved and confirmed in each and every respect. Except as specifically amended or modified herein, the Existing Credit Agreement shall continue in full force and effect in accordance with the provisions thereof and except as expressly set forth herein the provisions hereof shall not operate as a waiver of or amendment of any right, power or privilege of the Administrative Agent and the Lenders nor shall the entering into of this Amendment preclude the Lenders from refusing to enter into any further or future amendments.

      SUBPART V.2. Credit Agreement, References, etc. All references to the Credit Agreement in any other document, instrument, agreement or writing shall hereafter be deemed to refer to the Existing Credit Agreement as amended hereby. As used in the Credit Agreement, the terms "Agreement", "herein", "hereinafter", "hereunder", "hereto" and words of similar import shall mean, from and after the date hereof, the Existing Credit Agreement as amended by this Amendment.

      SUBPART V.3. Expenses. The Borrower agrees to pay all out-of-pocket expenses incurred by the Administrative Agent in connection with the preparation, negotiation, execution and delivery of this Amendment.

      SUBPART V.4. Headings; Counterparts. The various headings of this Amendment are inserted for convenience only and shall not affect the meaning or interpretation of this Amendment or any provisions hereof. This Amendment may be signed in any number of separate counterparts, each of which shall be an original, and all of which taken together shall constitute one instrument.

      SUBPART V.5. Governing Law; Entire Agreement. THIS AMENDMENT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK. This Amendment constitutes the entire understanding among the parties hereto with respect to the subject matter hereof and supersedes any prior agreements, written or oral, with respect thereto.

      SUBPART V.6. Loan Document Pursuant to Credit Agreement. This Amendment is a Loan Document executed pursuant to the Credit Agreement and shall be construed, administered and applied in accordance with all of the terms and provisions of the Credit Agreement.